UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

LASER PHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Technology Park.
Lake Mary , FL	32746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2026, the registrant (“Laser Photonics” or the “Company”) received a notice from Nasdaq Listing Qualifications department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that since it had not received the Company’s Form 10-Q for the period ended March 31, 2026, the Company does not comply with Nasdaq’s Listing Rules for continued listing. Nasdaq stated that the Company has 60 days to submit a plan to regain compliance with respect to this delinquent report. Nasdaq can grant an exception to allow the Company to regain compliance up to a maximum of 180 calendar days from the due date of the Initial Delinquent Filing, or November 16, 2026.

A copy of the press release announcing this deficiency notice is attached hereto and incorporated herein to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release Issued by Laser Photonics Corporation dated May 22, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2026	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

-3-